EXHIBIT 23.1

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 27, 1997 appearing on page 39 of the 1996 Annual Report to Shareholders of Reading & Bates Corporation and on page 31 of Reading & Bates Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this registration statement.


/s/Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Houston, Texas
July 14, 1997